Exhibit 99.2

FEDERAL HOME LIFE INSURANCE COMPANY

Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus

(Amounts in millions, except share amounts)

(Unaudited)

As of September 30, 2006
Admitted Assets
Investments:
Bonds	$619.6
Common stocks - affiliates	719.7
Mortgage loans	119.3
Policy loans	12.8
Cash and short-term investments	8.0

Total cash and invested assets	1,479.4

Reinsurance ceded	2.8
Deferred income taxes	4.3
Premiums and accounts receivable	1.9
Investment income due and accrued	7.6
Receivable from parent, subsidiaries and affiliates	0.1
Other assets	1.7

Total admitted assets	$1,497.8

Liabilities and Capital and Surplus
Liabilities:
Aggregate reserves - life and annuity contracts	$410.3
Aggregate reserves - accident and health policies	26.1
Liability for deposit-type contracts	17.0
Liability for policy and contract claims	8.4
Interest maintenance reserve	8.5
General expenses due and accrued	1.0
Federal income taxes due or accrued	5.7
Remittances and items not allocated	0.4
Asset valuation reserve	7.4
Payable to parent, subsidiaries and affiliates	1.9
Other liabilities	3.8

Total liabilities	490.5

Capital and surplus:
Common stock, Class A ($100 par value. Authorized 530,125 shares; issued and outstanding 219,821 shares)	22.0
Paid-in surplus	1,020.9
Unassigned surplus	(35.6)

Total capital and surplus	1,007.3

Total liabilities and capital and surplus	$1,497.8

These financial statements should be read in conjunction with the audited statutory financial statements and related notes of Federal Home Life Insurance Company for the years ended December 31, 2005 and 2004 included in the Current Report on Form 8-K filed with the SEC on July 7, 2006.

FEDERAL HOME LIFE INSURANCE COMPANY

Statutory Statements of Summary of Operations

(Amounts in millions)

(Unaudited)

	Nine months ended September 30,
	2006	2005
Revenues:
Premiums and annuity considerations	$34.3	$37.2
Considerations for supplementary contracts with life contingencies	0.4	0.5
Investment income	33.4	126.4
Amortization of interest maintenance reserve	1.4	1.8
Commission and expense allowances on reinsurance ceded	0.5	0.2

Total revenues	70.0	166.1

Benefits:
Death benefits	10.7	11.8
Annuity benefits	9.0	8.5
Disabilitiy benefits and benefits under accident and health policies	19.1	19.5
Surrender benefits and other fund withdrawals	24.7	22.5
Interest and adjustments on policy or deposit-type contract funds	0.5	0.9
Payments on supplementary contracts with life contingencies	1.1	1.1
Change in aggregate reserves - life, annuity and accident and health	(30.5)	(22.7)

Total benefits	34.6	41.6

Expenses:
Commissions	3.5	3.8
General insurance expenses	6.6	5.0
Insurance taxes, licenses and fees	1.0	0.9
Increase in loading on deferred and uncollected premiums	0.4	—

Total expenses	11.5	9.7

Total benefits and expenses	46.1	51.3

Income before federal income taxes and realized capital losses	23.9	114.8
Federal income tax provision	3.4	2.2

Income before realized capital losses	20.5	112.6
Realized capital losses, net	(0.2)	(1.5)

Net income	$20.3	$111.1

These financial statements should be read in conjunction with the audited statutory financial statements and related notes of Federal Home Life Insurance Company for the years ended December 31, 2005 and 2004 included in the Current Report on Form 8-K filed with the SEC on July 7, 2006.

FEDERAL HOME LIFE INSURANCE COMPANY

Statutory Statements of Changes in Capital and Surplus

(Amounts in millions)

(Unaudited)

	Common stock	Paid-in surplus	Unassigned surplus	Total
Balances as of December 31, 2004	$22.0	$1,020.9	$167.3	$1,210.2
Net income	—	—	111.1	111.1
Change in net unrealized capital gains (losses)	—	—	(49.4)	(49.4)
Change in net deferred income tax	—	—	(4.9)	(4.9)
Change in nonadmitted assets	—	—	1.1	1.1
Change in asset valuation reserve	—	—	1.3	1.3
Dividends to stockholders	—	—	(116.0)	(116.0)

Balances as of September 30, 2005	$22.0	$1,020.9	$110.5	$1,153.4

	Common stock	Paid-in surplus	Unassigned surplus	Total
Balances as of December 31, 2005	$22.0	$1,020.9	$45.4	$1,088.3
Net income	—	—	20.3	20.3
Change in net unrealized capital gains (losses)	—	—	(106.2)	(106.2)
Change in net deferred income tax	—	—	(5.9)	(5.9)
Change in nonadmitted assets	—	—	11.2	11.2
Change in asset valuation reserve	—	—	(0.4)	(0.4)

Balances as of September 30, 2006	$22.0	$1,020.9	$(35.6)	$1,007.3

These financial statements should be read in conjunction with the audited statutory financial statements and related notes of Federal Home Life Insurance Company for the years ended December 31, 2005 and 2004 included in the Current Report on Form 8-K filed with the SEC on July 7, 2006.

FEDERAL HOME LIFE INSURANCE COMPANY

Statutory Statements of Cash Flows

(Amounts in millions)

(Unaudited)

	Nine months ended September 30,
	2006	2005
Cash from operations:
Premiums collected net of reinsurance	$35.7	$39.1
Net investment income	33.9	127.5
Miscellaneous income	0.5	0.2

Total	70.1	166.8

Benefit and loss related payments	67.8	68.8
Commissions, expenses paid, and aggregate write-ins for deductions	10.6	11.9
Federal income taxes paid, net of tax on capital gains	(0.1)	(0.3)

Total	78.3	80.4

Net cash provided by (applied to) operations	(8.2)	86.4

Cash from investments:
Proceeds from investments sold, matured, or repaid:
Bonds	33.6	83.4
Mortgage loans	9.4	13.9
Miscellaneous proceeds	11.8	2.4

Total investment proceeds	54.8	99.7

Cost of investments acquired (long-term only):
Bonds	26.2	28.9
Mortgage loans	14.6	24.8

Total investment acquired	40.8	53.7
Net change in policy loans and premium notes	(0.5)	(0.8)

Net cash provided by investments	14.5	46.8

Cash from financing and miscellaneous sources:
Cash provided (applied):
Borrowed funds received	—	(6.1)
Net deposits on deposit-type contracts and other insurance liabilities	0.9	(1.7)
Dividends to stockholder	(3.0)	(116.0)
Other cash applied	0.5	(8.2)

Net cash applied to financing and miscellaneous sources	(1.6)	(132.0)

Reconciliation of cash and short-term investments:
Net change in cash and short-term investments	4.7	1.2
Cash and short-term investments at beginning of period	3.3	1.7

Cash and short-term investments at end of period	$8.0	$2.9

These financial statements should be read in conjunction with the audited statutory financial statements and related notes of Federal Home Life Insurance Company for the years ended December 31, 2005 and 2004 included in the Current Report on Form 8-K filed with the SEC on July 7, 2006.